                                                            Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)
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

                                                                        For the three months ended
                                                                                 March 31,
                                                                        -------------------------
                                                                             1997         1996
                                                                          ----------  ----------
Primary
 Average shares outstanding                                                3,482,966   3,483,142
 Dilutive stock options based on treasury stock
  method using average market price                                           39,217      41,830
                                                                          ----------  ----------
                                                                           3,522,183   3,524,972
                                                                          ==========  ==========

 Net income                                                               $2,101,522  $3,174,330
                                                                          ==========  ==========
 Per common share:
   Net income per common share                                            $      .60  $      .90
                                                                          ==========  ==========

Fully Diluted
 Average shares outstanding                                                3,482,966   3,483,142
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price                         48,611      49,972
                                                                          ----------  ----------
                                                                           3,531,577   3,533,114
                                                                          ==========  ==========

 Net income                                                               $2,101,522  $3,174,330
                                                                          ==========  ==========
 Per common share:
  Net income per common share                                             $      .60  $      .90
                                                                          ==========  ==========
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